EXHIBIT 23.4

China Biologic Products Holdings, Inc.

18th Floor, Jialong International Building

19 Chaoyang Park Road

Chaoyang District, Beijing 100125, China

April 28, 2017

Dear Sir or Madam:

Re: China Biologic Products Holdings, Inc. (the “Company”)—Registration Statement on Form F-4

We hereby consent to the reference of our name and inclusion of the summary of our opinion under the headings “Risk Factors and Caution Regarding Forward Looking Statements —Risks Related to Doing Business in China—You may have difficulty enforcing judgments against us,” “Enforceability of Civil Liability” and “Legal Matters” in the proxy statement/prospectus included in the Company’s registration statement on Form F-4 filed with the Securities and Exchange Commission on April 28, 2017 under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Very truly yours,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng